UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 05, 2023

Meta Materials Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-36247	74-3237581
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Highfield Park Dr
Dartmouth, Nova scotia, Canada		B3A 4R9
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 902 482-5729

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MMAT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 11, 2023, Meta Materials, Inc. (the “Company”), entered into a purchase agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park” or “Investor”) (each, a “Party”, and together, the “Parties”), which provides that, upon the terms and subject to the conditions and limitations set forth therein, the Company may sell to Lincoln Park up to $50,000,000 of shares (the “Purchase Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) over the 30 month term of the Purchase Agreement. Concurrently with entering into the Purchase Agreement, the Company also entered into a registration rights agreement with Lincoln Park, pursuant to which it agreed to provide Lincoln Park with certain registration rights related to the shares issued under the Purchase Agreement (the “Registration Rights Agreement”).

From and after the Commencement Date (as defined in the Purchase Agreement), the Company has the right, but not the obligation, on any business day selected by the Company (the “Purchase Date”), provided that on such day the closing sale price per-share of the Common Stock is above the Floor Price, as defined in the Purchase Agreement, to require Lincoln Park to purchase up to 500,000 shares of Common Stock (the “Regular Purchase Amount”) at the Purchase Price (as defined below) per purchase notice (each such purchase, a “Regular Purchase”) provided, however, that (1) the limit on the Regular Purchase Amount will be increased to (i) 1,000,000 shares, if the closing sale price of the Common Stock on the applicable Purchase Date is not below $0.20, (ii) 1,500,000 shares, if the closing sale price of the Common Stock on the applicable Purchase Date is not below $0.30, and (iii) 2,000,000 shares, if the closing sale price of the Common Stock on the applicable Purchase Date is not below $0.40. The purchase price for Regular Purchases (the “Purchase Price”) shall be equal to the lesser of: ninety-seven percent (97%) of the lower of: (i) the lowest Sale Price (as defined in the Purchase Agreement) on the Purchase Date (as defined in the Purchase Agreement) for such Regular Purchase and (ii) the arithmetic average of the three (3) lowest Closing Sale Prices (as defined in the Purchase Agreement) for the Common Stock during the ten (10) consecutive Business Days ending on the Business Day immediately preceding such Purchase Date for such Regular Purchase (in each case, to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction that occurs on or after the date of the Purchase Agreement. The Company shall have the right to submit a Regular Purchase notice to the Investor as often as every business day. A Regular Purchase notice is delivered to the Investor after the market has closed (i.e., after 4:00 P.M. Eastern Time) so that the Purchase Price is always fixed and known at the time the Company elects to sell shares to Lincoln Park.

In addition to Regular Purchases and provided that the Company has directed a Regular Purchase in full, the Company in its sole discretion may require Lincoln Park on each Purchase Date to purchase on the following business day (“Accelerated Purchase Date”) up to the lesser of (i) three (3) times the number of shares purchased pursuant to such Regular Purchase or (ii) an amount equal to (A) the Accelerated Purchase Share Percentage (as defined in the Purchase Agreement) multiplied by (B) the total number (or volume) of shares of Common Stock traded on the Principal Market (as defined in the Purchase Agreement) during the period on the applicable Accelerated Purchase Date (as defined in the Purchase Agreement) beginning at the Accelerated Purchase Commencement Time (as defined in the Purchase Agreement) for such Accelerated Purchase and ending at the Accelerated Purchase Termination Time (as defined in the Purchase Agreement) for such Accelerated Purchase (the “Accelerated Purchase”) at a purchase price equal to the lesser of 97% of (i) the closing sale price on the Accelerated Purchase Date, or (ii) the Accelerated Purchase Date’s volume weighted average price (the “Accelerated Purchase Price”).

The Company may also direct Lincoln Park, on any business day on which an Accelerated Purchase has been completed, to make additional purchases upon the same terms as an Accelerated Purchase (an “Additional Accelerated Purchase”).

The purchase price of Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases and the minimum closing sale price for a Regular Purchase will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction occurring during the business days used to compute the purchase price. The aggregate number of shares that the Company can sell to Lincoln Park under the Purchase Agreement may in no case exceed 95,497,527 shares (subject to adjustment as described above) of Common Stock (which is equal to approximately 19.99% of the shares of the Common Stock outstanding immediately prior to the execution of the Purchase Agreement) (the “Exchange Cap”), unless (i) shareholder approval is obtained to issue Purchase Shares above the Exchange Cap, in which case the Exchange Cap will no longer apply, or (ii) the average price of all applicable sales of Common Stock to Lincoln Park under the Purchase Agreement equals or exceeds the “Minimum Price” (as defined in the Purchase Agreement and as defined under Nasdaq Listing Rule 5635(d)).

The Purchase Agreement contains customary representations, warranties, covenants, closing conditions, indemnification and termination provisions. Sales under the Purchase Agreement may commence only after certain conditions have been satisfied, which conditions include the delivery to Lincoln Park of a prospectus supplement covering the shares of Common Stock issued or sold by the Company to Lincoln Park under the Purchase Agreement, the filing with the Nasdaq Stock Market of a Listing of Additional Shares notification with respect to the shares and Nasdaq having raised no objection to the consummation of transactions contemplated under the Purchase Agreement, and the receipt by Lincoln Park of a customary opinion of counsel and other certificates and closing documents.

The Purchase Agreement may be terminated by the Company at any time, at its sole discretion, without any cost or penalty, by giving one business day notice to Lincoln Park to terminate the Purchase Agreement. Lincoln Park has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of Common Stock. For consideration for entering into the Purchase Agreement, and being obligated to fund up to $50,000,000, the Company has agreed to pay $500,000 to Lincoln Park as an initial commitment fee for its commitment to purchase shares of Common Stock under the Purchase Agreement, and the Company is obligated to pay an additional $500,000 to Lincoln Park as further described in the Purchase Agreement.

There are no limitations on the use of proceeds, financial or business covenants, restrictions on future financings (other than restrictions on the Company’s ability to enter into a similar type of agreement or equity line of credit), rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. The Company may deliver Purchase Notices under the Purchase Agreement, subject to market conditions, and in light of its capital needs, from time to time and under the limitations contained in the Purchase Agreement. Any proceeds that the Company receives under the Purchase Agreement are expected to be used for working capital and general corporate purposes.

The issuance of the shares has been registered pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-268282) (the “Registration Statement”), and the related base prospectus included in the Registration Statement, as supplemented by a prospectus supplement to be filed on or around the Commencement Date (the “Prospectus Supplement”). A copy of the legal opinion as to the legality of the shares, as defined therein, is filed as Exhibit 5.1 attached hereto.

The foregoing is a summary description of certain terms of the Purchase Agreement and the Registration Rights Agreement. Copies of the Purchase Agreement and the Registration Rights Agreement are filed as Exhibits 10.1 and 10.2 attached hereto. The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to such exhibits. The Purchase Agreement and Registration Rights Agreement contain customary representations and warranties, covenants and indemnification provisions that the parties made to, and solely for the benefit of, each other in the context of all of the terms and conditions of such agreements and in the context of the specific relationship between the parties thereto. The provisions of the Purchase Agreement and the Registration Rights Agreement, including any representations and warranties contained therein, are not for the benefit of any party other than the parties thereto and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties thereto. Rather, investors and the public should look to other disclosures contained in the Company’s annual, quarterly and current reports it may file with the Securities and Exchange Commission.

The information contained in this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the shares of the Common Stock discussed herein, nor shall there be any offer, solicitation or sale of the shares in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 1.02	Termination of a Material Definitive Agreement.

As previously reported, the Company entered into an At The Market Issuance Sales Agreement (as amended, the "Sales Agreement", “ATM Program”) with Ladenburg Thalmann & Co. Inc. ("Ladenburg") on February 10, 2023. This Sales Agreement was related to the offering of up to $100,000,000 of the Company’s Common Stock under the ATM Program. By written notice dated September 5, 2023, Ladenburg terminated its participation as Sales Agent under the Sales Agreement, and accordingly the Sales Agreement was terminated.

As of September 5, 2023, the Sales Agreement has been terminated, and approximately $87,723,705 million remains available under the ATM Program. The Company intends to deregister this remaining amount and make it available again under the Company’s Form S-3 shelf registration statement, which was filed on November 10, 2022 (File No. 333-268282).

Item 8.01	Other Events

On September 11, 2023, the Company issued a press release announcing the Purchase Agreement described above under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
5.1	Opinion of Ballard Spahr LLP
10.1	Purchase Agreement by and between Meta Materials, Inc. and Lincoln Park Capital Fund, LLC, dated September 11, 2023.
10.2	Registration Rights Agreement between Meta Materials, Inc. and Lincoln Park Capital Fund, LLC, dated September 11, 2023.
23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1)
99.1	Press release dated September 11, 2023.
104	Cover Page Interactive Data File (embedded as Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

META MATERIALS INC.

Date:	September 11, 2023	By:	/s/ George Palikaras
George Palikaras President and Chief Executive Officer